EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into Registration Statement No. 333-174413 on Form S-8 of our report dated March 30, 2012, relating to the 2011 consolidated financial statements of Legend Oil and Gas, Ltd. and subsidiary, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2011.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington

March 30, 2012